Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS REPORTS FIRST QUARTER INCOME FROM CONTINUING
OPERATIONS OF $0.50 PER DILUTED SHARE

COMPARABLE STORES SALES INCREASE 0.9%

COMPANY UPDATES OUTLOOK FOR FISCAL 2014

Columbus, Ohio - May 30, 2014 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $28.6 million, or $0.50 per diluted share, for the first quarter of fiscal 2014 ended May 3, 2014. This result exceeds our guidance of $0.40 to $0.45 per diluted share issued on March 7, 2014 and compares to adjusted income from continuing U.S. operations of $40.3 million, or $0.70 per diluted share (non-GAAP), for the first quarter of fiscal 2013. Net sales for continuing operations for the first quarter of fiscal 2014 increased 1.1% to $1,281.3 million, compared to net sales from continuing U.S. operations of $1,267.0 million for the same period of fiscal 2013. Comparable store sales for stores open at least fifteen months increased 0.9% for the quarter, compared to our guidance of slightly negative to slightly positive. As a reminder, our Canadian operations and wholesale operations are now treated as discontinued operations. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

FIRST QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.50 per diluted share, compared to adjusted income from continuing U.S. operations of $0.70 per diluted share (non-GAAP) last year

•	Net sales of $1.3 billion, an increase of 1.1% compared to last year

•	Comparable stores sales increase 0.9%

	Earnings per Share

	Q1 2014	Q1 2013 (1)

Continuing U.S. Operations	$0.50	$0.64

Add back non-recurring changes	—	$0.06

Continuing U.S. Operations - adjusted basis	$0.50	$0.70

Discontinued Operations	($0.44)	($0.08)

(1) Non-GAAP detailed reporting provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Discontinued Operations

Net loss from discontinued Canadian operations for the first quarter of fiscal 2014 totaled $25.2 million, or $0.44 per diluted share, compared to our guidance of a net loss of $37 to $41 million, or $0.64 to $0.71 per diluted share. The lower than expected loss resulted from incremental deferred tax benefits and favorable settlements on lease terminations associated with store and distribution center operating leases.

Inventory and Cash Management

Inventory ended the first quarter of fiscal 2014 at $835 million, compared to $885 million for the first quarter of fiscal 2013. The reduction in inventory was driven by the closure of our Canadian operations and wholesale operations, and a lower U.S. store count. Inventory per store in our U.S. stores increased slightly compared to last year.

We ended the first quarter of fiscal 2014 with $67 million of Cash and Cash Equivalents and $54 million of borrowings under our credit facility compared to $72 million of Cash and Cash Equivalents and $137 million of borrowings under our credit facility as of the end of the first quarter of fiscal 2013. Our use of cash generated by our U.S. operations was focused on repaying debt, funding the closure of our Canadian operations, and investing in share repurchase activity.

Share Repurchase Activity

As a reminder, in March 2014, our Board of Directors authorized a share repurchase program (“March 2014 Share Repurchase Program”) providing for the repurchase of up to $125 million of our common shares. Through the first quarter of fiscal 2014, we invested $82.5 million to purchase 2.2 million shares, or approximately 3.8% of our outstanding shares, at an average price of $37.99 leaving $42.5 million of authorization remaining at the end of the first quarter. Subsequent to the end of our first quarter of fiscal 2014, we completed our March 2014 Share Repurchase Program during May 2014. In total, we invested $125 million to repurchase 3.3 million shares at an average price of $38.12. Common shares acquired through the program will be available to meet obligations under equity compensation plans and for general corporate purposes.

FISCAL Q2 2014 GUIDANCE

•
Provides initial Q2 guidance for income from continuing operations of $0.24 to $0.30 per diluted share, compared to adjusted income from continuing U.S. operations of $0.37 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q2 guidance for comparable stores sales in the range of +1% to +3%

For the second quarter of fiscal 2014, we estimate income from continuing operations will be in the range of $0.24 to $0.30 per diluted share, compared to adjusted income from continuing U.S. operations of $0.37 per diluted share (non-GAAP) for the second quarter of fiscal 2013. This guidance is based on estimated comparable store sales in the range of +1% to +3%.

For discontinued Canadian operations, we estimate results will be immaterial.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

UPDATES FISCAL 2014 GUIDANCE

•
Forecasting fiscal 2014 income from continuing operations to be $2.35 to $2.50 per diluted share, compared to fiscal 2013 adjusted income from continuing U.S. operations of $2.45 per diluted share (non-GAAP)

•	Forecasting comparable store sales in the range of +1% to +2% for fiscal 2014

•	Forecasting cash flow from continuing U.S. operations of $170 million and consolidated cash flow of approximately $145 million after the impact of the wind down of our Canadian discontinued operations

Based on the actual results for the first quarter, the guidance provided above for the second quarter, and the completion of our March 2014 Share Repurchase Program, we are updating our guidance for the full year of fiscal 2014. We estimate fiscal 2014 income from continuing operations will be in the range of $2.35 to $2.50 per diluted share compared to adjusted income from continuing U.S. operations of $2.45 per diluted share for fiscal 2013 (non-GAAP). This outlook is based on estimated net sales in the range of flat to slightly up and comparable store sales in the range of +1% to +2%. We estimate this financial performance will result in cash flow (defined as cash provided by operating activities less cash used in investing activities) of approximately $170 million from continuing U.S. operations and consolidated cash flow of approximately $145 million after the impact of the wind down of our discontinued Canadian operations.

EPS from Continuing Operations	Q2		Full Year

	2014 Guidance	2013 (1)	2014 Guidance	2013 (1)

U.S. Operations	$0.24 - $0.30	$0.38	$2.35 - $2.50	$2.44

Impact of other non-recurring charges	—	($0.01)	—	$0.01

U.S. Operations - adjusted basis	$0.24 - $0.30	$0.37	$2.35 - $2.50	$2.45

EPS from Discontinued Operations	Immaterial	($0.07)	Approx. ($0.44)	($0.29)

(1) Non-GAAP detailed reporting provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter and provide commentary on our outlook for fiscal 2014. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, June 13, 2014. A replay of this call will also be available beginning today at 12:00 noon through June 13 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 1786698. All times are Eastern Time.

Big Lots is America’s largest broadline closeout retailer, operating 1,496 BIG LOTS stores in 48 states. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 3	MAY 4
	2014	2013
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$67,161	$71,669
Inventories	834,575	884,846
Deferred income taxes	71,145	43,148
Other current assets	76,212	75,078
Total current assets	1,049,093	1,074,741

Property and equipment - net	557,675	583,496

Deferred income taxes	10,667	8,716
Goodwill	0	13,385
Other assets	41,627	56,425
	$1,659,062	$1,736,763

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$347,711	$362,421
Property, payroll and other taxes	79,210	74,937
Accrued operating expenses	76,677	67,309
Insurance reserves	38,100	36,414
KB bankruptcy lease obligation	0	3,069
Accrued salaries and wages	27,382	27,194
Income taxes payable	21,173	36,129
Total current liabilities	590,253	607,473

Long-term obligations under bank credit facility	53,600	137,200

Deferred rent	73,670	76,400
Insurance reserves	56,402	63,447
Unrecognized tax benefits	17,886	16,845
Other liabilities	30,709	39,485

Shareholders' equity	836,542	795,913
	$1,659,062	$1,736,763

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 3, 2014		MAY 4, 2013
		%		%
	(Unaudited)		(Recast)

Net sales	$1,281,271	100.0	$1,267,020	100.0
Gross margin	493,556	38.5	502,195	39.6
Selling and administrative expenses	417,546	32.6	413,902	32.7
Depreciation expense	28,825	2.2	26,845	2.1
Operating profit	47,185	3.7	61,448	4.8
Interest expense	(350)	(0.0)	(726)	(0.1)
Other income (expense)	0	0.0	0	0.0
Income from continuing operations before income taxes	46,835	3.7	60,722	4.8
Income tax expense	18,254	1.4	23,657	1.9
Income from continuing operations	28,581	2.2	37,065	2.9
Loss from discontinued operations, net of tax benefit of $8,955 and $170, respectively	(25,233)	(2.0)	(4,732)	(0.4)
Net Income	$3,348	0.3	$32,333	2.6

Earnings per common share - basic (a)
Continuing operations	$0.50		$0.65
Discontinued operations	(0.44)		(0.08)
Net Income	$0.06		$0.56

Earnings per common share - diluted (a)
Continuing operations	$0.50		$0.64
Discontinued operations	(0.44)		(0.08)
Net Income	$0.06		$0.56

Weighted average common shares outstanding
Basic	57,010		57,305
Dilutive effect of share-based awards	526		538
Diluted	57,536		57,843

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 3, 2014	MAY 4, 2013
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$102,166	$60,183

Net cash used in investing activities	(15,484)	(15,823)

Net cash used in financing activities	(93,408)	(33,164)

Impact of foreign currency on cash	5,258	(108)

(Decrease) Increase in cash and cash equivalents	(1,468)	11,088
Cash and cash equivalents:
Beginning of period	68,629	60,581
End of period	$67,161	$71,669

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the first quarter of 2013, the second quarter of 2013, and the full year of 2013 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2013 - Thirteen weeks ended May 4, 2013

	As Recast	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$413,902	$(5,052)	$408,850
Selling and administrative expenses rate	32.7%	(0.4)%	32.3%
Operating profit	61,448	5,052	66,500
Operating profit rate	4.8%	0.4%	5.2%
Income tax expense	23,657	1,862	25,519
Effective income tax rate	39.0%	(0.2)%	38.8%
Income from continuing operations	37,065	3,190	40,255
Net income	32,333	3,190	35,523
Diluted earnings per share from
continuing operations	$0.64	$0.06	$0.70
Diluted earnings per share	$0.56	$0.06	$0.61

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency related to legal matters of $5,052 ($3,190, net of tax).

Second quarter of 2013 - Thirteen weeks ended August 3, 2013

	As Recast	Adjustment to loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$400,088	$677	$400,765
Selling and administrative expenses rate	33.9%	0.1%	33.9%
Operating profit	36,493	(677)	35,816
Operating profit rate	3.1%	(0.1)%	3.0%
Income tax expense	13,808	(247)	13,561
Effective income tax rate	38.6%	0.0%	38.7%
Income from continuing operations	21,944	(430)	21,514
Net income	18,126	(430)	17,696
Diluted earnings per share from
continuing operations	$0.38	$(0.01)	$0.37
Diluted earnings per share	$0.31	$(0.01)	$0.31

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) an adjustment for the settlement of a pretax accrual of a loss contingency related to legal matters of $677 ($430, net of tax).

Full-year 2013 - Fifty-two weeks ended February 1, 2014

	As Recast	Adjustment to exclude loss contingency	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,664,031	$(4,375)	$3,579	$1,663,235
Selling and administrative expense rate	32.5%	(0.1)%	0.1%	32.5%
Operating profit	230,110	4,375	(3,579)	230,906
Operating profit rate	4.5%	0.1%	(0.1)%	4.5%
Income tax expense	85,515	1,615	(1,400)	85,730
Effective income tax rate	37.7%	0.0%	(0.0%)	37.7%
Income from continuing operations	141,290	2,760	(2,179)	141,871
Net income	125,295	2,760	(2,179)	125,876
Diluted earnings per share from
continuing operations	$2.44	$0.05	$(0.04)	$2.45
Diluted earnings per share	$2.16	$0.05	$(0.04)	$2.17

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge related to the settlement of a legal matter of $4,375 ($2,760, net of tax); and (2) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.